Exhibit 99.1

Steven R. Rowley

3811 Turtle Creek Boulevard

Suite 1100

Dallas, Texas 75219-4487

January 25, 2016

Board of Directors

Eagle Materials Inc.

3811 Turtle Creek Boulevard

Suite 1100

Dallas, Texas 75219-4487

Attention:	James H. Graass, Executive Vice President, General Counsel and Secretary

Ladies and Gentlemen:

After 25 years of service with Eagle Materials Inc. (the “Company”) and its subsidiaries, I have decided to retire from the Company at the end of this fiscal 2016. It has been a privilege for me to work with you and our dedicated and experienced management team and to witness the growth and development of the Company’s business, especially over the last several years.

Subject to the last sentence of this letter, I hereby submit my resignation as President and Chief Executive Officer and as a member of the Board of Directors of the Company, as well as a director, manager, officer or in any other capacity with any subsidiaries of the Company, as of the close of business on March 31, 2016. This letter will become effective upon the delivery hereof to the Secretary of the Company and the approval by the Board of Directors of my resignation as a retirement from service for purposes of the incentive equity awards granted to me by the Company.

Sincerely,

/s/ Steven R. Rowley

Steven R. Rowley